UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

MOHAWK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	01 13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia	30701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2016, Mohawk Industries, Inc. (the “Company”) entered into a three-year, senior, unsecured delayed-draw term loan facility (the “Term Loan Facility”) evidenced by a Term Loan Agreement by and among the Company, Wells Fargo Bank, National Association, as administrative agent, and each of the lenders party thereto. Subject to customary conditions precedent, the Company may borrow up to $200 million under the Term Loan Facility in no more than two borrowings between March 1, 2016 and September 1, 2016. All amounts borrowed under the Term Loan Facility, together with any unpaid interest owing thereon, will be due and payable on March 1, 2019.

The terms and conditions of the Term Loan Facility, including interest rates charged on any borrowings thereunder and the representations and warranties, financial and other covenants and events of default thereof, are substantially the same as the terms and conditions of the Company’s $1.8 billion senior, unsecured amended and restated credit facility, which the Company entered into on March 26, 2015 (the “Senior Credit Facility”). All obligations of the Company under the Term Loan Facility are required to be guaranteed by any of the Company’s domestic subsidiaries that are either borrowers or guarantors under the Senior Credit Facility.

Also on March 1, 2016, the Company amended the Senior Credit Facility to, among other things, carve out from the general limitation on subsidiary indebtedness the issuance of notes by foreign subsidiaries under the Company’s €1 billion European commercial paper program and to extend the maturity date from March 26, 2020 to March 26, 2021 with respect to all but $120 million of the total amount committed under the Senior Credit Facility.

The information regarding the Senior Credit Facility set forth in the Company’s Current Report on Form 8-K filed on March 27, 2015 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 related to the Term Loan Facility and the Senior Credit Facility is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The documents included as exhibits to this report are filed solely to provide information about their terms, are not intended to provide any factual or other information about the Company or the other parties to the agreements, and should not be relied upon by investors for any other purpose.

(d)	Exhibits.

10.1 Term Loan Agreement, dated as of March 1, 2016, by and among the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto.

10.2 Amendment No. 1 to Amended and Restated Credit Facility, dated as of March 1, 2016, by and among the Company and certain of its subsidiaries, as borrowers, Wells Fargo Bank, National Association, as administrative agent, swing line lender, and an L/C issuer, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: March 3, 2016	By:	/s/ R. David Patton
R. David Patton
Vice President-Business Strategy, General Counsel and Secretary